UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2016

SYSOREX GLOBAL

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 9, 2016, Sysorex Global, a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Hillair Capital Investments L.P. (the “Investor”) pursuant to which it issued and sold (i) an 8% Original Issue Discount Senior Convertible Debenture (the “Debenture”) in an aggregate principal amount of $5,700,000 (the “Principal Amount”) due on August 9, 2018 and (ii) 2,250 shares of newly created Series 1 Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”, together with the Debenture, the “Securities”), for an aggregate purchase price of $5,000,000 (the “Transaction”).

The proceeds from the sale of the Securities will be used for the repayment of the outstanding balance on the Company’s term loan with Western Alliance Bank (“Western Alliance”) in an amount equal to approximately $1.4 million, the repayment of accounts payable of at least $1 million, business development activities, capital expenditures, working capital and general and administrative expenses.

Debenture

Interest and Conversion. Interest on the Debenture accrues at a rate of 8.0% per annum and is payable quarterly on February 9, May 9, August 9 and November 9, commencing on May 9, 2017, as well as the dates on which principal payments are made, as described in the Debenture in cash, or upon notice to the holder and compliance with certain equity conditions as set forth in the Debenture in shares of the Company’s common stock. The number of shares of common stock to be paid for any interest payment equals to the quotient of (x) the applicable dollar amount to be paid divided by (y) the Conversion Price (as defined below). Subject to certain limitations including the beneficial ownership limitation and the maximum issuable shares limitation equal to 19.99% of the issued and outstanding common stock of the Company (the “Maximum Share Limitation”), which may be removed upon receipt of shareholder approval, the Debenture is convertible at any time at the option of the holder at a conversion price of $1.50 per share, subject to adjustments provided in the Debenture (the “Conversion Price”).

Redemption. Subject to certain equity conditions, the Company has the option to redeem the Debenture before its maturity by payment in cash of 120% or 110% (depending on the timing of the redemption) of the then outstanding principal amount plus accrued interest and other charges. The Company is required to redeem 25% of the initial principal amount plus accrued unpaid interest and other charges on November 9, 2017, February 9, 2018, May 9, 2018, and August 9, 2018 (each, a “Periodic Redemption”). In lieu of a cash Periodic Redemption payment, the Company may, upon notice to the holder and compliance with certain equity conditions, elect to pay all or part of a Periodic Redemption in shares of common stock based on a conversion price equal to the Conversion Price.

Default Events. Each of the following events shall constitute an event of default: failure to make a payment obligation, failure to observe certain covenants of the Debenture or related agreements (subject to applicable cure periods), breach of representation or warranty, bankruptcy, default under another significant contract or credit obligation, delisting of the common stock, a change in control, or failure to deliver stock certificates in a timely manner. In the event of a default, the Investor shall have the right to accelerate all amounts outstanding under the Debenture and demand a mandatory default payment in an amount (the “Mandatory Default Amount”) equal to the greater of (i) the outstanding principal amount of this Debenture, plus all accrued and unpaid interest, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP (as defined in the Debenture) on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 125% of the outstanding principal amount plus 100% of accrued and unpaid interest, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture.

Security. The Debenture is secured with a subordinated lien by certain property of the Company in accordance with the terms of a Security Agreement, dated August 9, 2016 by and among the Company, each of its subsidiaries and the Investor (the “Security Agreement”). Each of the subsidiaries also entered into a guarantee in favor of the Investor (the “Subsidiary Guarantee”), pursuant to which each subsidiary guaranteed the complete payment and performance by the Company of its obligations under the Debenture and related agreements.

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The Preferred Stock

The rights, preferences and privileges of the Preferred Stock issued under the Securities Purchase Agreement are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock, filed with the Secretary of State of Nevada on August 5, 2016, as revised by the Certificate of Correction filed with the State of Nevada on August 9, 2016, effective upon filing (as amended, the “Certificate”). The stated value of each share of Preferred Stock is $1,000, subject to increase pursuant to the Certificate (the “Stated Value”). The holder of the Preferred Stock shall be entitled to receiving dividends equal to dividends actually paid on shares of the common stock when such dividends are paid on shares of the common stock. The Preferred Stock has no voting rights however, the Company shall not take certain actions without the consent of a majority of the outstanding holders of the Preferred Stock, including, issuing additional securities senior to or on par with the Preferred Stock, amending the Certificate in any manner adverse to the rights of the Preferred Stock, or increasing the number of authorized shares of the Preferred Stock.

Conversion. Subject to certain limitations including the beneficial ownership limitation and the maximum issuable shares limitation as specified in the Certificate, the Preferred Stock is convertible by the holder at any time into a number of shares of common stock equal to the quotient obtained by dividing the Stated Value by the then applicable Conversion Price.

Other Rights. Upon liquidation, the holder of Preferred Stock shall be entitled to an amount equal to the Stated Value, plus any accrued and unpaid dividends and any other fees then due under the Certificate before any distribution is made to the holders of the junior securities, including common stock, and shall have certain rights to anti-dilution protection.

Amendment Number Seven to Business Financing Agreement

On August 5, 2016, the Company and its subsidiaries (the “Borrowers”) entered into an amendment and waiver (the “Amendment”) to the Business Financing Agreement with Western Alliance, pursuant to which (among other things) (1) Western Alliance waived any non-compliance by the Borrowers with respect to any defaults and consented to the Transaction and (2) the Borrowers agreed to pay the outstanding principal amount of the Term Advance B upon the earlier of the closing of the Transaction and August 10, 2016. In addition, the Company agreed to pay a fee of $200,000 in lieu of issuing an additional warrant to Western Alliance and agreed to negotiate in good faith to agree upon certain financial covenants for periods after August 31, 2016.

The summary of the Transaction described above, including the summary of the terms of the Purchase Agreement, Certificate, Debenture, Security Agreement, Subsidiary Guaranty and Amendment are qualified in their entirety by reference to the Securities Purchase Agreement, the Debenture, the Security Agreement, the Subsidiary Guarantee, the Certificate of Designation, and the Certificate of Correction, each of which is filed as an exhibit to this report and incorporated herein by this reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in response to Item 1.01 of this report with respect to the Debenture, is incorporated by reference into this Item 2.03.

Item 3.02      Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The sale of the Securities to the Investor was not subject to any underwriting discounts or commissions. The issuance and sale of the Securities was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(a)(2) of the Act, based on the fact that the Investor is an “accredited investor,” as such term is defined in Rule 501 of Regulation D, in a transaction not involving a public offering. The Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock with the Nevada Secretary of State on August 5, 2016, effective upon filing, and filed a Certificate of Correction to correct certain inaccuracies in the Certificate of Designation on August 9, 2016, effective upon filing. The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 5.03.

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Item 7.01      Regulation FD

On August 10, 2016, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

Exhibit 3.1	Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock

Exhibit 3.2	Certificate of Correction

Exhibit 4.1	8% Original Issue Discount Senior Convertible Debenture issued to Hillair Capital Investments L.P.

Exhibit 10.1	Securities Purchase Agreement dated as of August 9, 2016 by and between Sysorex Global and Hillair Capital Investments L.P.

Exhibit 10.2	Security Agreement dated as of August 9, 2016 by and among Sysorex Global, Sysorex USA, Sysorex Government Services, Inc., Sysorex Canada Corp., Sysorex Arabia LLC and Hillair Capital Investments L.P.

Exhibit 10.3

Subsidiary Guarantee dated as of August 9, 2016 made by Sysorex Global, Sysorex USA, Sysorex Government Services, Inc., Sysorex Canada Corp. and Sysorex Arabia LLC in favor of Hillair Capital Investments L.P.

Exhibit 10.4	Amendment Number Seven to Business Financing Agreement by and between the Company and its subsidiaries and Western Alliance Bank, dated August 5, 2016

Exhibit 99.1	Press Release issued on August 10, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL

Date: August 10, 2016	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

Exhibit 3.1	Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock

Exhibit 3.2	Certificate of Correction

Exhibit 4.1	8% Original Issue Discount Senior Convertible Debenture issued to Hillair Capital Investments L.P.

Exhibit 10.1	Securities Purchase Agreement dated as of August 9, 2016 by and between Sysorex Global and Hillair Capital Investments L.P.

Exhibit 10.2	Security Agreement dated as of August 9, 2016 by and among Sysorex Global, Sysorex USA, Sysorex Government Services, Inc., Sysorex Canada Corp., Sysorex Arabia LLC and Hillair Capital Investments L.P.

Exhibit 10.3	Subsidiary Guarantee dated as of August 9, 2016 made by Sysorex Global, Sysorex USA, Sysorex Government Services, Inc., Sysorex Canada Corp. and Sysorex Arabia LLC in favor of Hillair Capital Investments L.P.

Exhibit 10.4	Amendment Number Seven to Business Financing Agreement by and between the Company and its subsidiaries and Western Alliance Bank, dated August 5, 2016

Exhibit 99.1	Press Release issued on August 10, 2016

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